                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported): January 17, 2001


                          ENTERCOM COMMUNICATIONS CORP.
             (Exact name of registrant as specified in its charter)


        PENNSYLVANIA              001-14461              23-1701044
       (State or Other           (Commission           (IRS Employer
       Jurisdiction of           File Number)       Identification No.)
       Incorporation)



       401 City Avenue, Suite 409, Bala Cynwyd, Pennsylvania      19004
       (Address of Principal Executive Offices)              (Zip Code)


       Registrant's telephone number, including area code: (610) 660-5610



          (Former Name or Former Address, if Changed Since Last Report)
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Item 9.  Regulation FD Disclosure

Entercom Communications Corp. ("Entercom") has included in this filing selected unaudited pro forma financial information for the year ended December 31, 1999 and for the nine months ended September 30, 2000. This unaudited pro forma information includes the effect of all acquisitions and divestitures completed during those periods, including (i) the December 1999 acquisition of stations from Sinclair Broadcast Group, Inc.; (ii), the acquisition of seven stations in Wichita, three stations in Madison, WI and the purchase of four stations in Kansas City during the calendar year of 2000; (iii) the divestiture of three stations in Kansas City during the calendar year of 2000; and (iv) the pro forma adjustment for changes in Entercom's agreement with the Seattle Seahawks whereby Entercom no longer sells advertising time or produces the games, but merely broadcasts the games.

With the recent adoption by the Securities and Exchange Commission of Regulation FD, Entercom is making the pro forma information set forth below available for broad dissemination and expects to provide guidance with respect to future periods as part of its scheduled conference call on February 5, 2001.

The pro forma summary information presented below is not necessarily indicative of the results that actually would have occurred if the transactions indicated above had been consummated at the beginning of the periods presented, and is not intended to be a projection of future results.

                          Entercom Communications Corp.
                              Pro Forma Financials

                           (unaudited - $ in millions)


                                Q1 1999                             Q1 2000
                                -------                             -------
Net Revenues                     $61.3                               $72.4
Operating Expenses               $44.1                               $47.9
Broadcast Cash Flow              $17.2                               $24.5

                                Q2 1999                             Q2 2000
                                -------                             -------
Net Revenue                      $84.0                               $98.5
Operating Expenses               $52.5                               $56.2
Broadcast Cash Flow              $31.5                               $42.3

                                Q3 1999                             Q3 2000
                                -------                             -------
Net Revenue                      $86.1                               $92.7

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
Operating Expenses               $51.8                               $53.6
Broadcast Cash Flow              $34.3                               $39.1

                                 Q4 1999
                                 -------
Net Revenues                     $84.1
Operating Expenses               $48.8
Broadcast Cash Flow              $35.3

                                  1999
                                 ------
Net Revenues                     $315.5
Operating Expenses               $197.2
Broadcast Cash Flow              $118.3



Certain statements included in this 8-K which are not statements of historical fact, including but not limited to those identified with the words "expect," "will" or "look" are intended to be, and are, identified as "forward-looking statements," as defined in the Securities and Exchange Act of 1934, as amended, and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Entercom to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statement. Such factors include, among others, general economic and business conditions; fluctuations in the demand for advertising; increased competition in the broadcasting industry; inability to obtain necessary approvals for purchases or sale transactions or to complete the transactions; inability to grow through suitable acquisitions and other factors mentioned in other documents filed by Entercom with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  ENTERCOM COMMUNICATIONS CORP.


                                  By: /s/   Stephen F. Fisher
                                      Stephen F. Fisher
                                      Executive Vice President
Date: ______________                  Chief Financial Officer